EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CENTURY PACIFIC CORPORATION


Pursuant to the provisions of Section 242 of Subchapter VII of the Delaware General Corporation Law, as amended, Century Pacific Corporation, a Delaware corporation incorporated December 29, 1982, hereby amends its Certificate of Incorporation as set forth in the amendment herein, which was duly adopted in accordance with the provisions of said section.

         Article Fourth, paragraph A, is hereby amended to read as follows:

                  "A. CAPITAL STOCK. The total number of shares of all classes of stock which this Corporation shall have the authority to issue is one hundred five million (105,000,000), of which one hundred million (100,000,000) shares shall be Common Stock, $.04 par value, and five million (5,000,000) shares shall be Preferred Stock, $.05 par value."

         IN  WITNESS  WHEREOF,   the  undersigned   officers  have  signed  this
Certificate of Amendment to the Certificate of Incorporation on this 17th day of September, 1996.



                                          /S/ CARLTON V. PHILLIPS
                                          ------------------------------
                                          Carlton V. Phillips, President


ATTEST:


         /S/ GLADYS M. PHILLIPS
------------------------------------------
Gladys M. Phillips, Ass't Secretary



IN WITNESS WHEREOF, said CENTURY PACIFIC FINANCIAL CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Carlton V. Phillips its authorized officer this seventeenth day of September, 1996.

                                          /S/ CARLTON V. PHILLIPS
                                          ------------------------------
                                          Carlton V. Phillips, President

                                [CORPORATE SEAL]